KNIGHTSBRIDGE FINE WINES, INC.                                      EXHIBIT 21.1
SCHEDULE OF SUBSIDIARIES
12-31-03

Name of Subsidiary                                   Percent Owned
------------------                                   -------------
Knightsbridge Fine Wines, Inc                        100%
Dominion Wines, Ltd.                                  56%
KFWBA Acquisition Corporation                        100%
Bodegas y Venedos Anguinan S.A.                      100%
Kirkland Knightsbridge, LLC                           50%
Knightsbridge Torrique                               100%